UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2017

Cytokinetics, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(650) 624-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ching Jaw joined Cytokinetics, Incorporated (the “Company”) as Senior Vice President, Chief Financial Officer on June 26, 2017.

Mr. Jaw, age 54, served as Chief Financial Officer of North America Pharmaceuticals at Sanofi, a multinational pharmaceutical company, from 2015 to 2017 and as the Chair of the North America Regional Finance Council. From 2012 to 2015, Mr. Jaw was Chief Financial Officer for Ventana Medical Systems, a member of the Roche Group. With Genentech since 2001, and then Roche, following their acquisition of Genentech, Mr. Jaw has held a wide variety of finance positions over the years, including two years as Chief Financial Officer of Roche in Taiwan and as Head of R&D Finance. A former Army Platoon Commander and Liaison Officer in the Taiwanese Army, Mr. Jaw holds a Bachelor of Science degree in Naval Architecture from National Taiwan University, a Master of Science in Aerospace Engineering from the University of Michigan, and an M.B.A. in Finance and General Management from the University of Chicago Graduate School of Business.

Mr. Jaw’s base salary will be $410,000 per year and his target annual bonus will be 40% of his base salary. In connection with his appointment, on June 30, 2017, Mr. Jaw will be granted an incentive stock option grant to purchase seventy-five thousand (75,000) shares of the Company’s Common Stock. A description of the terms of the stock option grant and 2004 Equity Incentive Plan is set forth in Note 11, Stockholders’ Equity to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. Mr. Jaw will receive a sign-on bonus at his time of hire of $150,000, subject to a repayment stipulation if Mr. Jaw voluntarily resigns or is terminated for cause within 24 months. In addition, Mr. Jaw will receive reimbursement of modest relocation expenses.

Pursuant to his appointment, Mr. Jaw entered into an Executive Employment Agreement ("Agreement"). The Agreement provides for Mr. Jaw to remain an at-will employee of the Company and to receive salary, bonus and benefits as determined in the discretion of the board of directors of the Company. Upon a qualifying resignation or termination, Mr. Jaw will become entitled to receive continuing severance payments at a rate equal to his base salary for a period of eighteen months; a lump sum payment equal to his full target annual bonus; acceleration in full of vesting of equity awards held by him; and continued employee benefits until the earlier of eighteen months following the date of termination or resignation or the date he obtains employment with generally similar employee benefits. In the event that such payments constitute "parachute payments" within the meaning of Section 280G of the Code and become subject to the excise tax imposed under Section 4999 of the Code, the Agreement provides that the benefit amount may be reduced so that no portion of the payment is subject to the excise tax.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

June 29, 2017	By:	/s/ Peter S. Roddy
	Name:	Peter S. Roddy
	Title:	Senior Vice President, Chief Accounting Officer